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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                  SCHEDULE 14A

                             ---------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant: [X]

Filed by a party other than the Registrant: [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement.
[ ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material under Rule14a-12.

                             CORE LABORATORIES N.V.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
     and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             CORE LABORATORIES N.V.
                                HERENGRACHT 424
                               1017 BZ AMSTERDAM
                                THE NETHERLANDS

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 29, 2003

                             ---------------------

Dear Shareholder:

     You are cordially invited to attend a special shareholders meeting to be held at the law offices of Nauta Dutilh, Prinses Irenestraat 59, 1077 WV, Amsterdam, The Netherlands, on Wednesday, October 29, 2003 at 3:00 p.m., local time, for the following purposes:

          1. To cancel 10% of our issued share capital which has previously been repurchased by the company and to implement the capital reduction in the manner as described in article 2:99(2) and 2:100 of the Dutch Civil Code;

          2. To authorize our Management Board to repurchase up to 10% of our issued share capital (after the capital reduction) until April 28, 2005; and

          3. To transact such other business as may properly come before the special meeting or any adjournment thereof.

     We are holding the special meeting to allow our shareholders to approve two resolutions which will enable our company to repurchase additional common shares pursuant to our ongoing Share Repurchase Program. Earlier this year, we received shareholder approval to repurchase 10% of our outstanding shares at our annual meeting held on May 23, 2003 in Amsterdam. Since the annual meeting through September 15, 2003, we have repurchased 2,415,950 of our common shares on the open market. As a result of these repurchases we need to seek additional shareholder approval to continue our Share Repurchase Program.

     The need for these shareholder approvals is largely a result of our being organized under the laws of The Netherlands rather than organized in the United States. The Dutch Civil Code prohibits companies from holding in excess of 10% of their shares as treasury shares at any time and requires shareholder approval to cancel any shares held as treasury shares. Thus, in order to allow our company to purchase additional common shares, our shareholders must first approve the cancellation of the common shares that we have previously repurchased. These shares would then be eliminated from the company's share capital. Additionally, the Dutch Civil Code and our articles of association require that our shareholders authorize our Management Board in advance to repurchase our common shares, which approval was obtained at the annual meeting. As we have repurchased the majority of the shares that we have been authorized to repurchase by our shareholders, we are asking our shareholders to grant the authority to our Management Board to repurchase up to an additional 10% of our share capital (after the completion of the capital reduction). In order for us to continue our Share Repurchase Program and to continue to buy shares on the open market, our shareholders must approve both of the agenda items being voted on at the special meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ARE PRESENT AT THE SPECIAL MEETING AND WISH TO DO SO, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Supervisory
                                          Directors,

                                          /s/ JACOBUS SCHOUTEN

                                          JACOBUS SCHOUTEN
                                          Supervisory Director

October 2, 2003
Amsterdam, The Netherlands

                             CORE LABORATORIES N.V.
                                HERENGRACHT 424
                               1017 BZ AMSTERDAM
                                THE NETHERLANDS

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is being solicited by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for use at the special meeting of our shareholders to be held at the law offices of Nauta Dutilh, Prinses Irenestraat 59, 1077 WV, Amsterdam, The Netherlands, on Wednesday, October 29, 2003 at 3:00 p.m., local time. If the accompanying proxy card is properly executed and returned, the shares it represents will be voted at the annual meeting in accordance with the directions noted on the card, or, if no directions are indicated, it will be voted in favor of the two proposals described in this proxy statement. Any shareholder giving a proxy has the power to revoke it (1) by giving oral or written notice to our corporate Secretary at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the special meeting. We have retained Georgesons Shareholder to assist in the solicitation of proxies. We estimate that the cost of these services will be approximately $10,000. In addition, certain members of the Supervisory Board, officers and regular employees of our company may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. Core Laboratories will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares.

     At the close of business on October 1, 2003, the record date for the determination of shareholders entitled to notice of and to vote at our special meeting, there were 28,824,778 common shares outstanding (other than shares held by the company), each of which is entitled to one vote. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the special meeting. Under Dutch law, there is no specific quorum requirement for our special meeting. Under the Dutch Civil Code and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the special meeting but will count for the purpose of determining the number of shares represented at the meeting.

     This proxy statement and the accompanying proxy card were first mailed to shareholders on or about October 3, 2003.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth certain information, as of September 15, 2003, with respect to the common shares beneficially owned by:

     - each person known to us to own beneficially five percent or more of our outstanding common shares;

     - each Supervisory Director;

     - each of our executive officers; and

     - all Supervisory Directors and executive officers as a group.

                                                               NUMBER OF COMMON     PERCENTAGE OF
                                                              SHARES BENEFICIALLY   COMMON SHARES
NAME OF BENEFICIAL OWNER(1)                                          OWNED          OUTSTANDING(2)
---------------------------                                   -------------------   --------------
Citigroup Inc.(3)...........................................        6,551,684            22.7%
Franklin Resources, Inc.(4).................................        2,030,000             7.0%
David M. Demshur(5)**.......................................          657,300             2.3%
Richard L. Bergmark(5)**....................................          425,356             1.5%
Joseph R. Perna**...........................................          162,744               *
Monty L. Davis(5)**.........................................          242,982               *
John D. Denson(5)**.........................................          189,916               *
D. John Ogren**.............................................           51,000               *
Rene R. Joyce**.............................................           41,000               *
Jacobus Schouten **.........................................           30,000               *
Alexander Vriesendorp**.....................................           21,000               *
                                                                    ---------            ----
All Supervisory Directors and executive officers as a
  group**...................................................        1,821,298             5.9%

---------------

 *  Represents less than 1%.

** Includes the following common shares which may be acquired within 60 days through the exercise of stock options: Mr. Demshur, 362,500; Mr. Bergmark, 263,500; Mr. Perna, 50,000; Mr. Davis, 210,000; Mr. Denson, 139,500; Mr.
    Ogren, 21,000; Mr. Joyce, 21,000; Mr. Schouten, 30,000; Mr. Vriesendorp, 21,000; Total 1,118,500.

(1) Unless otherwise indicated, each executive officer and director has sole voting power and investment power with respect to the common shares listed.

(2) Based on 28,823,528 common shares issued and outstanding as of September 15, 2003 and excludes shares repurchased by the company.

(3) The ownership information for Citigroup Inc. is as of June 30, 2003 and as reported on their Form 13F dated September 12, 2003. The business address of Citigroup Inc. is 399 Park Avenue, New York, NY 10043.

(4) The ownership information for Franklin Resources, Inc. is as of June 30, 2003 and as reported on their Form 13F dated August 13, 2003. The business address of Franklin Resources is One Franklin Parkway, San Mateo, CA 94403.

(5) The common share ownership figures for Messrs. Demshur, Bergmark, Davis, and Denson include 47,394, 49,259, 16,492 and 19,708 restricted shares, respectively, awarded pursuant to the Executive Restricted Share Matching Program.

ITEM 1. CANCELLATION OF 10% OF OUR OUTSTANDING SHARE CAPITAL

     At the special meeting, our shareholders will be asked to resolve to cancel 3,330,892 of our common shares. These shares represent 10% of our outstanding share capital and have been repurchased by our company. According to the Dutch Civil Code, we can only hold 10% of our issued share capital at one time. This restriction is not typical for a company domiciled in the United States but is imposed on us as a result of our being organized under the laws of The Netherlands. In order for us to purchase additional common shares on the open market, we must first cancel 3,330,892 of the common shares we have previously repurchased. We will cancel these shares in the order they were purchased. After the cancellation of the 3,330,892 common shares we will hold approximately 1,153,000 of our common shares as treasury shares. If our shareholders do not resolve to cancel the above described shares, we would be unable to continue our Share Repurchase Program and purchase additional common shares on the open market. Management believes it is in the best interest of our shareholders for the Supervisory Board and management to have the flexibility to purchase additional common shares in the open market should market conditions warrant. Upon the affirmative vote of our shareholders, the shares will be cancelled in the manner described in Article 2:99(2) and 2:100 of the Dutch Civil Code.

     The affirmative vote of the majority of the votes cast at the annual meeting is required to cancel 10% of our issued share capital if more than one-half of our issued share capital is represented at the special meeting. If less than one-half of our issued share capital is represented at the special meeting, then the affirmative vote of two-thirds of the votes cast at the special meeting is required to approve the cancellation of 10% of our issued share capital.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE CANCELLATION OF 10% OF OUR ISSUED SHARE CAPITAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

ITEM 2. AUTHORIZATION OF MANAGEMENT BOARD UNTIL APRIL 28, 2005 TO REPURCHASE SHARES

     Under Dutch law, our articles of association and subject to certain Dutch statutory provisions, we may repurchase up to 10% of our outstanding share capital in open market purchases at any price that does not exceed $200.00 per share or its equivalent in other currencies. This $200.00 limit is an arbitrary number used to satisfy Dutch statutory provisions and our articles of association and is not reflective of the price that would actually be paid in any such repurchase unless the market price of our common shares approximated such amount on the date of repurchase. Any such purchases are subject to the approval of the Supervisory Board and the authorization of our shareholders, which authorization must be renewed every 18 months. In connection with our initial public offering in September 1995, our shareholders authorized our Management Board to make such repurchases for a period of 18 months. At each annual meeting subsequent to 1995, including our most recent annual meeting, our shareholders have extended the period for an additional 18 months.

     We activated our Share Repurchase Program in October 2002 and repurchased 2,068,200 shares through the end of April 2003. From May 2003 through September 15, 2003, we repurchased an additional 2,415,950 shares. In total, we have repurchased 4,484,150 shares at an average price of $11.41 per share. Due to the repurchases we have made this year, we must now seek additional approval in order to make further repurchases in the open market. If our shareholders do not approve this agenda item, we would be unable to continue our Share Repurchase Program and to purchase additional shares in the open market. If our shareholders do approve this agenda item and the cancellation described above, we would have the ability to repurchase up to 10% of our issued common shares subject to the limitation on treasury shares described above should market conditions warrant. Management believes that it is in the best interest of our company and shareholders to have the flexibility to repurchase shares in the future if the Supervisory Board deems it advisable to do so. THIS AUTHORITY IS SIMILAR TO THAT GENERALLY AFFORDED UNDER STATE LAW TO PUBLIC COMPANIES DOMICILED IN THE UNITED STATES.

     The affirmative vote of the majority of the votes cast at the special meeting is required to authorize the management board to repurchase up to 10% of our issued share capital for an additional 18-month period from the date of the special meeting regardless of the number of shares represented at the special meeting.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AUTHORIZATION OF THE MANAGEMENT BOARD TO REPURCHASE UP TO 10% OF OUR ISSUED SHARE CAPITAL UNTIL APRIL 28, 2005 AT A PRICE NOT TO EXCEED $200.00 PER SHARE, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

ITEM 3. OTHER MATTERS

     The Supervisory Board does not know of any other matters that are to be presented for action at the special meeting. However, if any other matters properly come before the special meeting or any adjournment thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

SHAREHOLDER PROPOSALS

     Any shareholder who desires to submit a proposal for inclusion in the proxy material for presentation at the 2004 annual meeting of shareholders must forward such proposal to our corporate Secretary at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than January 11, 2004. Any notice of a proposal to be considered at the 2004 annual meeting should also be submitted to our corporate Secretary. Any such notice will be considered untimely if not received by the Secretary on or before March 16, 2004.

                                          By Order of the Board of Supervisory
                                          Directors,

                                          /s/ JACOBUS SCHOUTEN

                                          Jacobus Schouten
                                          Supervisory Director

Amsterdam, The Netherlands
October 2, 2003

                             CORE LABORATORIES N.V.

         THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS OF CORE LABORATORIES N.V. FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, OCTOBER 29, 2003.

         The undersigned hereby constitutes and appoints Jacobus Schouten and John D. Denson, and each or either of them, his true and lawful
P attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting
R of Shareholders of Core Laboratories N.V. to be held at the law offices of Nauta Dutilh, Prinses Irenestraat 59, 1077 WV Amsterdam, The
O Netherlands, on Wednesday, October 29, 2003 at 3:00 p.m., local time, and any adjournment(s) thereof, with all powers the undersigned would
X possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would
Y be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.


THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                (To be signed and continued on the reverse side.)

      Please mark your
[X]   vote as in this
      example.


                                                 FOR              AGAINST             ABSTAIN
1.   Approval of cancellation of 10% of our
     outstanding share capital.                  [ ]                [ ]                 [ ]


                                                 FOR              AGAINST             ABSTAIN
2.   Authorization of Management Board to
     repurchase up to 10% of our outstanding
     share capital until April 28, 2005.         [ ]                [ ]                 [ ]


NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
      ADJOURNMENT THEREOF SHALL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE ATTORNEYS AND PROXIES APPOINTED HEREBY.


SIGNATURE:                                       DATE:
          ----------------------------------          ----------------------

SIGNATURE:                                       DATE:
          ----------------------------------          ----------------------


NOTE: Please sign exactly as name appears thereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.